IDS LIFE VARIABLE LIFE SEPARATE ACCOUNT
Registration Number 33-62457/811-4298

EXHIBIT INDEX

2.   Opinion of Counsel

3.   Financial Statement Schedules

5.   Financial Data Schedules:

     IDS Life Variable Life Separate Account for Flexible Premium Survivorship Life Insurance

     IDS Life Insurance Company

6.   Opinion of James M. Jensen, F.S.A, M.A.A.A.

7    Written Consent of James M. Jensen, F.S.A, M.A.A.A.

8.   Written Consent of Ernst & Young LLP

9.   Power of Attorney, dated August 19, 1997

10.  Power of Attorney, dated April 9, 1998